                                                                    EXHIBIT 12.2

                           RJR NABISCO HOLDINGS CORP.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                                                 NINE MONTHS ENDED
                                                                                                SEPTEMBER 30, 1998
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Earnings before fixed charges:
  Income before income taxes..................................................................       $     166
  Add minority interest in pre-tax loss of Nabisco Holdings...................................              19
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  Adjusted income before income taxes.........................................................             185
  Interest and debt expense...................................................................             664
  Interest portion of rental expense..........................................................              45
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Earnings before fixed charges.................................................................       $     894
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Fixed charges:
  Interest and debt expense...................................................................       $     664
  Interest portion of rental expense..........................................................              45
  Capitalized interest........................................................................               3
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    Total fixed charges.......................................................................       $     712
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Ratio of earnings to fixed charges............................................................             1.3
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